Exhibit 10.1

PROMISSORY NOTE

Amount: $50,000	Dated: May 10, 2021

For value received, for the acquisition of Strategic Asset Holdings, LLC, the undersigned Maker promises to pay to the order of Jason Tucker or his successors in interest, the sum of Fifty Thousand Dollars ($50,000.00), with interest accruing annually for one year, payable on May 10, 2022 as follows:

(a)       Interest shall be payable on the due date at the rate of Seven Point Five Percent (7.5%), per annum.

(b)       All principal and accrued interest shall be due and payable on May 10, 2022 This Note shall be subject to the following terms and conditions:

1.     Holidays. If the due date of any payment under this Note falls on a Saturday, a Sunday, or a date that is a legal holiday under the laws of the United States, the payment for that date shall be due on the next succeeding business day.

2.     “Timely Payment” Defined. Payment is timely made if it is actually received by Lender or his legal representatives on or before the date on which it is due, or if it is mailed by the United States Postal Service and is postmarked on or before the date on which it is due.

3.     Medium of Payment. Payment may be made by cash, personal check, certified check, cashier’s check, money order, marketable securities, or any other additional means acceptable to Lender.

4.     Where Payment Made. Payment may be made to Lender, or his/her legal representative, at (insert address) or at such other place as he/she may designate in writing from time to time.

5.     Prepayment. Maker may prepay all or any portion of the principal balance of this Note and any interest payments thereunder at any time, without penalty or premium.

6.     “Default” Defined. The Maker will be in default if timely payment of any payment of principal or interest is not made when due and Maker does not cure the deficiency within (30) calendar days after written notice delivered to Maker.

7.     Acceleration. Whenever Maker is in default, Lender shall have the option to declare the entire principal balance and all interest accrued thereon in default, and immediately due and payable.

8.     Lender’s Remedies. In the event of any default in payment of any installment and in addition to all other rights and obligations set forth herein, the Maker shall be responsible for reasonable attorneys’ fees, and legal and other expenses for the collection thereof. In addition, the undersigned hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

9. Governing Law. This Note shall be construed under the laws of the State of Wyoming.

IN WITNESS WHEREOF, this 10th day of May, 2021.

MAKER:

/s/ Jason Tucker

Jason Tucker – CEO/Director

General Entertainment Ventures, Inc.